EXHIBIT 10(a)


                                 LOAN AGREEMENT
                                 --------------


        THIS LOAN AGREEMENT (hereinafter called "Agreement") made and entered into this 12th day of June, 2003, by and between PEOPLES BANCORP INC., an OHIO corporation, (hereinafter called "Borrower")and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association having its principal office located in Memphis, Tennessee ("Lender").

                              W I T N E S S E T H :

        WHEREAS, the Borrower desires to borrow from Lender SEVENTEEN MILLION DOLLARS ($17,000,000) and Borrower desires to pledge as collateral for this loan 25% of Borrower's common stock in the name of PEOPLES BANK, NATIONAL ASSOCIATION (hereinafter called "Bank").

        NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions herein contained, the parties hereto hereby agree as follows:

                                   AGREEMENTS
                                   ----------

        1. COMMITMENT AND FUNDING.

        1.1 THE COMMITMENT. Subject to the terms and conditions herein set out, Lender agrees and commits to make a loan (the "Loan") to Borrower SEVENTEEN MILLION DOLLARS ($17,000,000). Such borrowing shall be evidenced by, and shall be payable in accordance with the terms and provisions of, a promissory note executed by Borrower, as maker, attached hereto and incorporated herein by reference (such promissory note together with any renewals, modifications and extensions thereof is herein referred to as the "Note").

        1.2 FUNDING. The advance of Loan proceeds hereunder shall be made, upon Borrower's request, by depositing the same into Bank's demand deposit account with Lender. The Loan to Borrower may be made, at Borrower's request, in one or more advances, each of which shall be subject to the terms and conditions of this Agreement, including but not limited to Sections 2.1 and 2.2 hereof.

        1.3 PREPAYMENTS. The Borrower may, at its option, at any time and from time to time, without prepayment penalty or premium, prepay the Loan in whole or in part; provided, however, that any such prepayment of principal shall be accompanied by the payment of accrued interest on the amount of such prepayment to the date thereof. Any such prepayment shall be applied to reduce the principal installments under the Note in the inverse order of their maturities, and shall not have the effect of suspending or deferring payments there under.

        1.4 INTEREST RATE. The Loan indebtedness evidenced by the Note shall bear interest from date at the variable rate determined in accordance with the terms and provisions of the Note.

        2. CONDITIONS OF LENDING.

        2.1 LOAN DOCUMENTS. The obligation of Lender to fund the Loan is subject to the condition precedent that Lender shall have received at or before the execution of this Agreement all of the following in form and substance satisfactory to Lender provided that if any of the following shall not have been furnished to Lender at or before the date of this Agreement, the same shall be furnished promptly thereafter unless Lender shall waive any such requirement in writing.

        a) The Note;

        b) This Loan Agreement;

        c) The Pledge and Security Agreement (hereinafter called "Pledge Agreement"), executed by Borrower, granting to Lender a security interest in 25% of Borrower's capital stock in Bank as security for the Loan, together with irrevocable stock powers executed in blank with respect to such shares of stock, and the original certificates representing such shares of stock.

        d) Current certificates of good standing for the BORROWER IN THE STATE OF OHIO.

        e) Certified corporate resolutions of Borrower authorizing the execution, delivery and performance of this Loan Agreement and of the other instruments and documents to be executed and delivered in connection herewith, and a certified copy of Borrower's articles of incorporation and bylaws.

        f) True and exact copies of the current financial statements of the Borrower and Bank and audit report and opinion of their independent, third party, Certified Public Accountants, with respect thereto (it being understood that Lender is relying upon such audit report and opinion in entering into this Loan Agreement), the unaudited financial statements of Borrower and Bank as of DECEMBER 31, 2002 and the DECEMBER 31, 2002 F.R. Y-6 Annual Report and F.R. Y-9 Parent Company only (and Consolidated, if applicable) financial statement(s) filed by Borrower with the Federal Reserve.

        g) Borrower is to also provide an opinion of independent, third party counsel as to the due organization and valid existence of Borrower, the due authorization and execution by Borrower of the Loan Documents, and the validity and enforceability of the Loan Documents against Borrower as of June 12th, 2003.

        h) The Note, this Loan Agreement, the Pledge Agreement, and any other documents executed by Borrower in connection herewith shall be referred to hereinafter as the "Loan Documents".

        2.2 OTHER CONDITIONS. The obligation of the Lender to fund the Loan is subject to each of the following further terms and conditions:

        a) The proceeds of such Loan shall be used for the purpose of general corporate needs of Peoples Bancorp, Inc.

        b) At the time of funding, each of the Loan advances hereunder and each of Borrower's warranties and representations contained herein or in the Pledge Agreement shall be and remain true and correct in all material respects. In addition, no Event of Default (as defined in Section 6 hereof) shall have occurred and be continuing, and, if requested by Lender, Borrower shall execute a certificate verifying each of such matters to be true in all respects, if such be the case.

        c) At the time the loan is funded hereunder, there shall have occurred, in the opinion of Lender, no material adverse changes in the condition, financial or otherwise, of Borrower or Bank from that reflected in the financial statements furnished pursuant to Section 2.1 hereof.

        3. REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender to enter into this Agreement and to make the Loan, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Loan Documents and the funding of the Loan) that:

        3.1 CORPORATE STATUS. Borrower is a corporation duly organized and existing under the laws of the State of OHIO, is duly qualified to do business and is in good standing under the laws of the State of OHIO, and has the corporate power and authority to own its properties and assets and conduct its affairs and business [Peoples Bank National Association is a national banking association validly existing under the laws of the United States of America].

        3.2 CORPORATE POWER AND AUTHORITY. Borrower has full power and authority to enter into this Agreement, to borrow funds contemplated herein, to execute and deliver this Agreement, the Note, Pledge Agreement and other Loan Documents executed and delivered by it, and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action; and the officer executing each of the Loan Documents is duly authorized to do so by all necessary corporate action. Any consents or approval of shareholders of Borrower required as a condition to the validity of any Loan Document have been obtained; and each of said Loan Documents is the valid, legal, and binding obligation of Borrower enforceable in accordance with its terms.

        3.3 NO VIOLATION OF AGREEMENTS OR LAW. Neither Borrower nor Bank is in default under any indenture, agreement or instrument to which it is a party or by which it may be bound, nor in violation of any state or federal statute, rule, ruling, or regulation governing its operations and the conduct of its business, operations or financial condition of Borrower or Bank. Neither the execution and delivery of the Loan Documents nor the consummation of the transactions herein contemplated, or compliance with the provisions hereof will conflict with, or result in the breach of, or constitute a default under, any indenture, agreement or other instrument to which Borrower is a party or by which it may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower, or violate or be in conflict with any provision of the charter or bylaws of Borrower.

        3.4  COMPLIANCE WITH LAW; GOVERNMENT APPROVALS.
        (a) Borrower has complied and is complying with all requirements, made all applications, and submitted all reports required by The Bank Holding Company Act of 1956, as amended, and any regulations or rulings issued in connection therewith, and the transaction contemplated hereby will not violate any such statutes, rules, rulings, or regulations nor will the consummation of said actions and transactions cause Borrower to be in violation thereof. Borrower has, as required, received all governmental approvals necessary for the consummation of the transactions described herein, including the approval of the Board of Governors of the Federal Reserve System.

        (b) Borrower has complied and is complying with all other applicable state or federal statutes, rules, rulings and regulations. The borrowing of money and pledging of such stock as described herein and said actions and transactions will not violate any of such statutes, rules, rulings, or regulations. Borrower has made all filings and received all governmental or regulatory approvals necessary for the consummation of the transactions described herein.

        3.5 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower threatened against before any court, arbitrator or governmental or administrative body or agency which, if adversely determined, would result in any material and adverse change in the financial condition, business operation, or properties or assets of the Borrower. Without limiting the generality of the foregoing, neither Borrower nor Bank is subject to any Supervisory Action (herein defined) by any federal or state bank regulatory authority. As used herein, "Supervisory Action" shall mean and include the issuance by any bank regulatory authority of a letter agreement or memorandum of understanding (regardless of whether consented or agreed to by the party to whom it is addressed); or the issuance by or at the behest of any bank regulatory authority of a cease and desist order, injunction, directive, restraining order, notice of charges, or civil money penalties, against Borrower, Bank or the directors or officers of either of them, whether temporary or permanent.

        3.6 FINANCIAL CONDITION. The balance sheets and the related statements of income of Borrower and Bank, which have been delivered to the Lender pursuant to Sections 2.1 hereof and the financial reports of Borrower and Bank which will be delivered to Lender pursuant to Section 4.5 hereof are, or will be as of their respective dates and for the respective periods stated therein, complete and correctly and fairly present the financial condition of Borrower and Bank, and the results of their operations, respectively, as of the dates and for the periods stated therein, and have been, or will be as of their respective dates and for the respective periods stated therein, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved. There has been no material adverse change in the business, properties or condition of Borrower or Bank since the date of the financial statement furnished to Lender pursuant to Section 2.1 hereof.

        3.7 TAX LIABILITY. Borrower and Bank have filed all tax returns, which are required to be filed by them, and have paid all taxes, which have become due pursuant to such returns or pursuant to any assessments received by them.

a. Subsidiaries. Borrower subsidiaries are Peoples Bank, National Association, Peoples Investment Company, PEBO Capital Trust I and PEBO Capital Trust II. Peoples Bank National Association also operates Peoples Insurance Agency, Inc. and Peoples Loan Services, Inc.

        3.9 BANK STOCK. The common stock of Bank owned by Borrower is duly authorized and validly issued by Bank. The total number of shares of common stock of Bank issued and outstanding as of the date hereof is 10,000 shares, of which 2,500 SHARES ARE BEING PLEDGED FOR THIS TRANSACTION. The stock in Bank owned by Borrower is free and clear of all liens, encumbrances, security interests or pledges except the pledge to Lender described herein; said common stock is fully paid and non-assessable; the Bank stock certificates delivered to Lender pursuant to the Pledge Agreement will be genuine and comply with applicable laws concerning form, content, and manner of preparation and execution; there are no outstanding warrants or options to acquire any common stock of Bank; there are no outstanding securities convertible or exchangeable into shares of common stock of Bank; there are no restrictions on the transfer or pledge of any shares of common stock of Bank; Borrower has the right to pledge and transfer the pledged stock and assign the income there from upon notice but without obtaining the consent of any other person or entity; and the Pledge Agreement creates for the benefit of Lender a first security interest in the pledged Bank stock, subject to no other interests or claims.

        4.0 AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, until the Note together with interest thereon is paid in full, unless specifically waived by the Lender in writing, Borrower will, or will cause Borrower and Bank to:

        4.1 BUSINESS AND EXISTENCE. Perform all things necessary to preserve and keep in full force and effect the existence, rights and franchises of Borrower and to comply with all laws and regulations applicable to Borrower and Bank, including, but not limited to, laws and regulations of state and federal authorities applicable to banks and bank holding companies.

        4.2 MAINTAIN PROPERTIES. Maintain, preserve, and protect all properties used or useful in the conduct of Borrower's and Bank's business and keep the same in good repair, working order and condition.

        4.3 INSURANCE. At all times keep the insurable properties of Borrower and Bank adequately insured and maintain in force (i) insurance, to such an extent and against such risks, including fire, as is customary with companies in the same or similar business, (ii) necessary workmen's compensation insurance, fidelity bonds and directors' and officers' insurance coverage in amounts satisfactory to Lender, and (iii) such other insurance as may be required by law; and if required by Lender, deliver to the Lender a copy of the bonds and policies providing such coverage and a certificate of Borrower's or Bank's chief executive officer, as the case may be, setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insurer.

        4.4 TAXES AND LIENS. Pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Borrower or Bank or upon any of their respective income and profits, or their properties, real, personal or mixed, or any part thereof, before the same shall become delinquent; provided, however, that Borrower and Bank shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the amount or validity thereof shall be contested in good faith by appropriate proceedings.

        4.5 FINANCIAL REPORTS. Furnish to Lender (a) as soon as available and in any event within ninety (90) days after the end of each calendar year, consolidated and consolidating balance sheets of Borrower and Bank, as of the end of such year and consolidated and consolidating statements of income of Borrower and Bank for the year then ended, together with the audit report and opinion of independent Certified Public Accountants acceptable to the Lender with respect thereto, such audit report and opinion shall contain no exceptions or qualifications unacceptable to Lender; (b) promptly upon receipt, copies of all management letters and other assessments and recommendations, formal or informal, submitted by the Certified Public Accountants to Borrower or Bank; (c) a copy of Borrower's FR Y-9 Parent Company Only (and Consolidated, if applicable) financial statement(s) and (d) a copy of Borrower's F.R. Y-6 Annual Report promptly upon the filing of the same with the Federal Reserve Board; and
(e) a copy of Bank's Quarterly Report of Condition and Income ("Call Report") promptly upon the filing with the appropriate regulatory agency.

        4.6 REGULATORY EXAMINATIONS. Promptly notify Lender if the Borrower, Bank or both enters into any agreements with any Federal or state regulatory body or authority, with respect to the properties, loans, operations and/or condition of Borrower, Bank or both and if required by Lender, fully and completely assist and cooperate with Lender in requesting approval by such regulatory body or authority of the furnishing to Lender of any such agreement or examination by the appropriate regulatory body or authority, and furnish such information to Lender if such approval is given; provided, however, that Lender shall take steps as may be necessary to assure that all such agreements, examinations and information shall remain confidential and shall be used by Lender solely in connection with the administration of the Loan is accordance with the provisions of this Agreement.

        4.7 ADDITIONAL INFORMATION. Furnish such other information regarding the operations, business affairs and financial condition of Borrower and Bank as Lender may from time to time reasonably request, including but not limited to true and exact copies of any monthly management reports to their respective directors, their respective tax returns, and all information furnished to shareholders, or any governmental authority, including the results of any stock valuation performed.

        4.8 RIGHT OF INSPECTION. Except to the extent, if any, prohibited by applicable law, permit any person designated by Lender, to inspect any of the properties, books and financial and other reports and records of Borrower and Bank, including, but not limited to, all documentation and records pertaining to Bank's loans, investments and deposits; and to discuss their affairs; finances and accounts with Borrower's and Bank's principal officers, at all such reasonable times and as often as Lender may reasonable request. If required by Lender, Borrower will pay Lender loan fees in an amount determined by Lender to be necessary to cover the costs of such inspections, including a reasonable allowance for Lender's overhead as well as out-of-pocket expenses in connection with such inspection.

        4.9 NOTICE OF DEFAULT. At the time of Borrower's first knowledge or notice, furnish the Lender with written notice or the occurrence of any event or the existence of any condition, which constitutes or upon written notice or lapse of time or both would constitute an Event of Default under the terms of this Loan Agreement.

        4.10 COMPLIANCE WITH BANKING REGULATIONS. At all times be in compliance with, cause Bank to be in compliance with, all banking and bank holding company laws, rules and regulations applicable to Borrower or Bank.

        4.11 CAPITAL RATIO/EQUITY CAPITAL ADEQUACY. With respect to the financial statements of the Borrower and Bank, maintain at all times until payment in full of the Loan capital levels of both Borrower and Bank in full compliance with all state and federal regulatory authorities and, without limiting the generality of the foregoing, a ratio of Tier 1 Capital to Total Assets as required by all state and federal regulatory authorities; PROVIDED, HOWEVER, with respect to the financial statement of the Bank in no event shall the minimum ratio of Tier 1 Capital to Total Assets be less THAN 6.50%. For purposes hereof, "Tier 1 Capital" is defined in Appendix A to Title 12, Code of Federal Regulations, Part 225n, Capital Adequacy Guidelines for Bank Holding Companies.

             4.12 LOAN LOSS RESERVES. With respect to Bank, maintain at all times loan loss reserves in amounts deemed adequate by all federal and state regulatory authorities. As used herein, non-performing loans shall have the meaning set out in Section 6.1(i) hereof.

             4.13 NOTIFICATION OF NONCOMPLIANCE. Chief executive officer of Borrower is to furnish Lender a notification of any non-compliance within forty-five (45) days after the end of any calendar quarter of which Borrower and/or Bank may be in non-compliance with any or all terms, covenants and conditions of this Loan Agreement and all related Loan Documents.

             5.0 NEGATIVE COVENANTS. Borrower covenants and agrees that, until the indebtedness evidenced by the Note, together with interest, is paid in full, Borrower will not, without written notification to and receiving written consent of Lender, which shall not be unreasonably withheld (said notification and consent, in terms of form and timing, will conform to specific directives contained in attached Exhibit A to this agreement).

             5.1 INDEBTEDNESS. Create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness, except for the following indebtedness:

                       i) the indebtedness of Borrower under the Loan;

                       ii) operating expenses incurred by Borrower in the ordinary course of business;

iii) trust preferred securities outstanding or to be issued

             5.2 MERGER, DISSOLUTION, ACQUISITION OF ASSETS, AFFILIATES AND SUBSIDIARIES. Enter into, or permit Bank to enter into, any transaction of merger or consolidation, or any reorganization, reclassification of stock, readjustment or change in capital structure; or acquire, or permit Bank to acquire, all of the stock, property or assets of any other person, corporation, partnership or other entity and in conjunction with or independent of any of the above listed actions, create, establish or acquire affiliates or subsidiaries or acquire or own stock or any other interest in any bank other than Bank, or permit the creation, establishment or acquisition of such affiliates or subsidiaries by Bank, except for the following:

                       i) the pending merger between Borrower and Kentucky Bancshares, Inc.

                       ii) any publicly traded securities of banks or bank holding companies that Borrower may hold or purchase during the term of the note.

             5.3 STOCK. Sell, transfer or otherwise dispose of any of its common capital stock in Bank nor permit Bank to issue additional shares of stock or rights, options or securities convertible into capital stock of Bank.

             5.4 DIVIDENDS, REDEMPTIONS AND OTHER PAYMENTS. Declare or pay any dividends if an Event of Default has occurred and is continuing under this Agreement or the payment of a dividend would create an Event of Default. The payment of any dividend shall in all respects comply with the Rules and Regulations of the Federal Reserve Board.

             5.5 CAPITAL EXPENDITURES. Make or become committed to make, or permit Bank to make or to become committed to make, directly or indirectly, during any calendar year, capital expenditures that for Borrower and Bank exceed amounts deemed acceptable to applicable regulatory authorities.

             5.6 RELOCATION. Cause or permit Borrower or the bank to relocate their principal office, principal banking office, and principal registered office or approved charter location.

             5.7 SALE OF ASSETS. Sell, lease, transfer or dispose of all or any substantial part of its assets, including the assets of any of its subsidiaries.

             6.0 DEFAULT AND REMEDIES.

             6.1 EVENTS OF DEFAULT. Any one or more of the following events shall constitute a default ("Event of Default") under the terms of this
Agreement:

             (a) Default in the payment when due of the principal of or interest on the Note.

             (b) Default in the performance of any provisions or breach of any covenant of this Agreement or any other Loan Document.

             (c) If any representation or warranty or any other statement of fact contained herein, in any other Loan Document, or in any writing, certificate, or report or statement at any time furnished to Lender pursuant to or in connection with this Agreement shall prove to be false or misleading in any material respect.

             (d) If Borrower or Bank files a petition in bankruptcy or seeks reorganization or arrangements under the Bankruptcy Code (as it now exists or as amended); is unable or admits in writing its inability to pay its debts as they become due or is not generally paying its debts as they come due; makes an assignment for the benefit of creditors; has a receiver, custodian or trustee appointed voluntarily or involuntarily, for its property; or is adjudicated bankrupt; or if an involuntary petition is filed in bankruptcy, for reorganization or arrangements, or for the appointment of a receiver, custodian or trustee of Borrower or Bank on their respective properties and if Borrower or Bank either acquiesce therein or fails to have such petition dismissed within sixty (60) days of the filing thereof.

             (e) If any executive officer of Borrower or Bank, who in the reasonable judgment of Lender, occupies a position of substantial and material management responsibility shall, by reason of death, permanent disability, or departure from the employ of Borrower or Bank, or for any other reason, ceases to be active in the management of Borrower or Bank and the Borrower or Bank shall not, within a period of ninety (90) days from such permanent disability, death or departure secure a replacement for said officer (such replacement to be, by reason of his or her experience and credentials, satisfactory to the Lender). For purposes of this section, permanent disability means any disability that prevents such officer from rendering full-time services to Borrower or Bank for sixty (60) consecutive days or in the aggregate for (90) days within a calendar year.

             (f) If Bank shall fail to maintain an annualized return on total average assets of at least (0.85%) as of the date of all financial reports required by regulatory authorities. For purposes of this Section 6.1 (h) "total average assets" shall be deemed to mean the year-to-date average of total assets of Bank.

             (g) If the Bank's non-performing loans exceed TWO PERCENT (2.00%) of the Bank's gross loans. For purposes hereof, "non-performing loans" shall be defined as the sum of all loans whose installments or prepayments are 90 days or more past due plus all loans that are on non-accrual plus those loans which have been renegotiated (as defined by the regulatory agencies) or restructured to provide a reduction in either interest or principal because of a deterioration in the financial position of the borrower.

             (h) If there shall at any time occur without the prior written approval of Lender a change in control (including any change in control under the Change in Bank Control Act of 1978, as amended, and any transaction or restructuring which requires approval under the Bank Holding Company Act of 1956, as amended) of Bank or Borrower.

             (i) The issuance by or at the request of any bank regulatory authority of any Supervisory Action (as defined in Section 3.5 hereof) or the taking by Borrower or Bank of any action of the sort described in Section 3.5 to prevent or forestall the imposition by such bank regulatory authority of any such Supervisory Action.

             6.2 REMEDIES. If an Event of Default shall occur, at any time thereafter, Lender may, at its option without demand or notice (except as otherwise provided herein), the same being expressly waived, declare the Loan, with interest thereon, to be immediately due and payable, and may proceed to exercise all rights and remedies available under the Pledge Agreement, under any other Loan Document, at law or in equity, concurrently or sequentially, in such order as Lender may elect, all such rights and remedies being cumulative. Nothing herein contained shall be deemed to limit the right and privilege of Lender, in its sole discretion, before or after the occurrence of an Event of Default, to make demand for payment of the Note, such Note being payable on demand.

             7.0 MISCELLANEOUS.

             7.1 AMENDMENTS. The provisions of this Loan Agreement and the other Loan Documents may be amended or modified only by an instrument in writing signed by the parties thereto.

             7.2 NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed, certified mail, return receipt requested or delivered, if to the Borrower, to it at CHARLES R. HUNSAKER, ESQ., PEOPLES BANCORP, P.O. BOX 738, MARIETTA, OHIO, 45750, and if to the Lender, to it at 845 Crossover Lane, Suite 150, Memphis, Tennessee, 38117,
Attention: Correspondent Services; or as to any such person at such other address as shall be designated by such person in a written notice to the other parties hereto complying as to delivery with the terms of this Section 7.2. All such notices and other communications shall be effective (i) if mailed, when received or three business days after mailing, whichever is earlier; or (ii) if delivered, upon delivery.

             7.3 NO WAIVER, CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Waiver of any right, power, or privilege hereunder or under any instrument or document now or hereafter evidencing or securing the Loan is a waiver only as to the specified item. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

             7.4 BINDING EFFECT. This Loan Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest therein without the prior written consent of Lender.

             7.5 GOVERNING LAW. This Loan Agreement shall be governed and construed in accordance with the laws of the State of Tennessee; except that the provisions hereof which relate to the payment of interest shall be governed by
(i) the laws of the United States or, (ii) the laws of the State of Tennessee, whichever permits the Lender to charge the higher rate, as more particularly set out in the Note.

             7.6 VENUE OF ACTIONS. As an integral part of the consideration for the making of the Loan hereunder, it is expressly understood and agreed that no suit or action shall be commenced by the Borrower, or by any successor, personal representative or assignee of it, with respect to the Loan contemplated hereby, or with respect to any of the Loan Documents, other than in a state court of competent jurisdiction in and for the County of the State in which the principal place of business of the Lender is situated, or in the United States District Court for the District in which the principal place of business of the Lender is situated, and not elsewhere. Nothing in this paragraph contained shall prohibit Lender from instituting suit in any court of competent jurisdiction for the enforcement of its rights hereunder or under any other Loan Document, but the parties stipulate and agree that the courts specified in the preceding sentence of this section shall be an appropriate forum for any such suit.

             7.7 TERMINOLOGY; SECTION HEADINGS. All personal pronouns used in this Loan Agreement whether used in the masculine, feminine, or neuter gender, shall include all other genders; and the singular of any such pronoun or of any term defined herein shall include the plural, and vice versa. Section headings are for convenience only and neither limit nor amplify the provisions of this Loan Agreement.

             7.8 ENFORCEABILITY OF AGREEMENT. Should any one or more of the provisions of this Loan Agreement be determined to be illegal or unenforceable, all other provisions nevertheless, shall remain effective and binding on the parties hereto. In the event that the provisions of the Note or this Loan Agreement governing the determination of the rate of interest on the Loan should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining the same, the Loan indebtedness shall bear interest at the maximum effective variable contract rate which may be charged by Lender under applicable law from time to time in effect.

             7.9 INTEREST LIMITATIONS. It is the intention of the parties hereto to comply strictly with all applicable usury laws; and, accordingly, in no event and upon no contingency shall Lender ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate for which Borrower may lawfully contract under applicable law, from time to time in effect. Any provision hereof, or of any other agreement executed by Borrower that would otherwise operate to bind, obligate or compel Borrower to pay interest in excess of such maximum lawful rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provisions of this paragraph shall be given precedence over any other provisions contained herein or in any other agreement applicable to the Loan, that is in conflict with the provisions of this paragraph.

             7.10 NON-CONTROL. In no event shall Lender's rights hereunder be deemed to indicate that Lender is in control of the business, management or properties of Borrower or Bank or has power over the daily management functions and operating decisions made by Borrower or Bank.

             7.11 FEES AND EXPENSES. Borrower agrees to pay a $2,000 fee to reimburse Lender for out-of-pocket expenses, including due diligence expenses, legal counsel fees, incurred by Lender in connection with the development, preparation, execution, recording of Loan and Loan Documents. Any expenses related to future, amendment, administration or enforcement of, or the preservation of any rights under this Loan Agreement and the other Loan Documents, or the collection of the Loan or realization upon any collateral security therefore will also be the expense of the Borrower.

             7.12 INDEMNIFICATION. Borrower hereby agrees to indemnify Lender against, and hold Lender harmless from, any and all claims, suits and damages asserted against Lender by any person or entity [including, but not limited to, shareholders and former shareholders of PEOPLES BANCORP INC.] arising out of or asserted with respect to the transactions contemplated by this Loan Agreement and shall pay all attorneys' fees and costs in connection with the defense of any such claim. Said indemnification would not include gross negligence or acts of bad faith by Lender. Notwithstanding any other provision herein, a violation of the terms of this agreement by Lender, as determined by a court of competent jurisdiction not subject to appeal, shall not constitute "negligence" which is indemnified by Borrower under terms of this section.

             7.13 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH WHETHER NOW EXISTING OR HEREAFTER ARISING: AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


ATTEST:                             PEOPLES BANCORP, INC.
                                    ---------------------
                                    ("Borrower")


By: /s/ MARK F. BRADLEY             By: /s/ ROBERT E. EVANS
        ---------------                     ---------------
Title: EVP                                  Title: President & Chief Executive
                                                   Officer

By: /s/ MARK F. BRADLEY             By: /s/ JOHN W. CONLON
        ---------------                     --------------
Title: EVP                                  Title: Chief Financial Officer




                                            FIRST TENNESSEE BANK
                                            NATIONAL ASSOCIATION
                                            ("Lender")

                                            By: /s/ G. PORTER ROBINSON
                                                    ------------------
                                            Title:  Senior Vice President


Rev. June 10, 2002 version 3.

                                    EXHIBIT A

Notification and Consent
------------------------

Borrower and Lender agree to the following actions related to Section 5.0 of Loan Agreement:

5.1 Indebtedness. Borrower agrees to notify Lender in writing before any documents for additional indebtedness are signed or otherwise executed. Lender will submit its written response to Borrower no later than five
       (5) business days of the date of original notification.

5.2 Merger, Dissolution, Acquisition of Assets, Affiliates and Subsidiaries. Borrower will notify Lender in writing after negotiations of a definitive agreement are completed but before any documents are signed or otherwise executed for any type of transaction referenced in Section 5.2 of attached Loan Agreement. Lender will submit its written response to Borrower no later than five (5) business days of the date of original notification.

If Lender does not submit its written denial or consent for any notification referenced above within the specified time, Borrower may interpret said non-response as consent.